Exhibit 5


                      JENKENS & GILCHRIST PARKER CHAPIN LLP   AUSTIN, TEXAS
                                                             (512) 499-3800
                              THE CHRYSLER BUILDING         CHICAGO, ILLINOIS
                              405 LEXINGTON AVENUE           (312) 425-3900
                            NEW YORK, NEW YORK 10174          DALLAS, TEXAS
                                                             (214) 855-4500
                                 (212) 704-6000              HOUSTON, TEXAS
                            FACSIMILE (212) 704-6288         (713) 951-3300
                                                         LOS ANGELES, CALIFORNIA
                                 www.jenkens.com             (310) 820-8800
                                                           SAN ANTONIO, TEXAS
                                                             (210) 246-5000
                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                  July 13, 2001


I.D. Systems, Inc.
One University Plaza
Sixth Floor
Hackensack, NJ 07601

Ladies and Gentlemen:

         We have acted as counsel to I.D. Systems, Inc., a Delaware corporation (the "Company"), in connection with its filing of a Post Effective Amendment to Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 3,362,500 shares of common stock, par value $.01 per share (the "Shares"), to certain executives, directors and employees of the Company issuable upon exercise of options that either have been, or from time to time may be, granted by the Company under its 1995 Non-Qualified Stock Option Plan, 1999 Stock Option Plan, as amended and 1999 Director Option Plan (collectively, the "Plans").

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors adopting the Plans. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Finally, we are counsel admitted to practice only in the state of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State

                      Jenkens & Gilchrist Parker Chapin LLP


I.D. Systems, Inc.
July 13, 2001
Page 2


of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under the Plans, when issued pursuant to the provisions of the Plans, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                          Very truly yours,


                                       /s/Jenkens & Gilchrist Parker Chapin, LLP
                                          Jenkens & Gilchrist Parker Chapin, LLP